Exhibit 10.31

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

AMENDMENT NO. 1 TO LICENSE AGREEMENT FOR RAF

This Amendment No. 1 to License Agreement for RAF (this “Amendment”), effective as of March 4, 2024 (the “Amendment Effective Date”), is made by and between Viracta Therapeutics, Inc., a Delaware corporation, successor in interest to Sunesis Pharmaceuticals, Inc., a Delaware corporation (“Viracta”), and Day One Biopharmaceuticals, Inc., successor in interest to DOT Therapeutics-1, Inc., a Delaware corporation (“Day One”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the License Agreement (as defined below).

RECITALS

WHEREAS, Day One and Viracta previously entered into that certain License Agreement for RAF dated as of December 16, 2019, as amended from time to time (the “License Agreement”).

WHEREAS, Pursuant to Section 6.2.1(a) of the License Agreement, Day One will pay Viracta [*].

WHEREAS, Viracta and Day One have agreed to amend the License Agreement to reduce the amount [*] Day One will pay pursuant to Section 6.2.1 (a) to [*] in exchange for a one-time payment of five million dollars ($5,000,000) (the “Buyout Payment”).

WHEREAS, Viracta, Viracta Royalty Fund, LLC and Xoma (US) LLC (“XOMA”) previously entered into that certain Royalty Purchase Agreement dated as of March 22, 2021, as amended from time to time (the “Royalty Purchase Agreement”) pursuant to which XOMA acquired all of Viracta’s economic rights under the License Agreement other than a [*].

WHEREAS, pursuant to Section 15.11 of the License Agreement, any amendment, change or addition thereto shall be effective and binding on the Parties only if reduced to writing and executed by the respective duly authorized representatives of Viracta and Day One.

NOW, THEREFORE, in consideration of the foregoing recitals and for other consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
ONE TIME PAYMENT. Within four (4) days following the Amendment Effective Date, Day One shall provide the Buyout Payment to Viracta.

2.
AMENDMENT TO SECTION 6.2.1(a). In consideration for the payment in Section 1, Section 6.2.1(a) of the License Agreement is hereby amended by deleting the words “[*]”.

3.
PUBLICITY.

3.1.
Press Release. Notwithstanding Section 10.3 of the License Agreement, neither Party will issue a press release related to this Amendment.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

4.
GENERAL PROVISIONS.

4.1.
References to License Agreement. All references to the License Agreement in the License Agreement or any agreements referenced therein shall hereinafter refer to the License Agreement as amended by this Amendment.

4.2.
Full Force and Effect. Except as expressly modified by this Amendment, the terms of the License Agreement shall remain in full force and effect.

4.3.
Counterparts; Facsimile. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. This instrument may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each party hereto as if they were original signatures.

4.4.
Effectiveness. The provisions of this Amendment shall be effective as to all parties to the License Agreement upon the Amendment Effective Date..

4.5.
Titles and Subtitles. The captions to the several Sections and Articles hereof are not a part of this Amendment, but are included merely for convenience of reference and shall not affect its meaning or interpretation.

4.6.
Further Assurances. The parties hereto agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Amendment.

4.7.
Governing Law. This Amendment and any dispute arising from the construction, performance or breach hereof shall be governed by and construed, and enforced in accordance with, the laws of the state of Delaware, without reference to conflicts of laws principles.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Amendment Effective Date.

DAY ONE BIOPHARMACEUTICALS, INC.	VIRACTA THERAPEUTICS, INC.
By: _/s/ Jeremy Bender_____________________	By: _/s/ Daniel R. Chevallard _____________
Name: Jeremy Bender_____________________	Name: Daniel R. Chevallard ______________
Title: CEO_______________________________	Title: COO & CFO______________________

Signature Page to Amendment No. 1 to License Agreement for RAF